Exhibit M17

                                   AMENDMENT,
                               DATED MAY 23, 2005,
                                       TO
                       DISTRIBUTION PLAN - A CLASS SHARES
                               RYDEX SERIES FUNDS,
                             DATED NOVEMBER 5, 2001,
                                   AS AMENDED

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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - A CLASS SHARES

RYDEX SERIES FUNDS

      Nova Fund
      Ursa Fund
      OTC Fund
      Arktos Fund
      Medius Fund
      Mekros Fund
      U.S. Government Bond Fund
      Juno Fund
      U.S. Government Money Market Fund
      Large-Cap Europe Fund
      Large-Cap Japan Fund
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      Inverse Mid-Cap Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Small-Cap Fund
      STRENGTHENING DOLLAR FUND
      WEAKENING DOLLAR FUND
      Banking Fund
      Basic Materials Fund
      Biotechnology Fund
      COMMODITIES FUND
      Consumer Products Fund
      Electronics Fund
      Energy Fund
      Energy Services Fund
      Financial Services Fund
      Health Care Fund
      Internet Fund
      Leisure Fund
      Precious Metals Fund
      Retailing Fund
      Technology Fund
      Telecommunications Fund

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      Transportation Fund
      Utilities Fund
      Sector Rotation Fund
      Core Equity Fund
      MODERN MARKETS MULTI-STRATEGY FUND
      MODERN MARKETS MARKET NEUTRAL FUND
      MODERN MARKETS LONG/SHORT FUND

                   ADDITIONS and [DELETIONS] are noted in BOLD

DISTRIBUTION FEES

      Distribution Services ...........    twenty-five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.